EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


      AGREEMENT made as of the 12th day of September, 2002 by and between DELTA FINANCIAL CORPORATION, a Delaware corporation (the "Corporation"), and Sidney A. Miller (the "Executive").
                              W I T N E S S E T H:
      In consideration of the representations, warranties and conditions contained herein, the parties hereto agree as follows:

            1.   POSITION AND RESPONSIBILITIES
                 -----------------------------

            1.1. The Executive shall serve in an executive capacity as Chairman of the Board of the Corporation. The Executive shall perform such functions and undertake such responsibilities as are customarily associated with such capacity. The Executive shall hold such directorships and executive officerships in the Corporation and any subsidiary to which, from time to time, he may be elected or appointed during the term of this Agreement.

            1.2. The Executive shall devote his full time and best efforts to the business and affairs of the Corporation and to the promotion of its interests.

            1.3. The principal executive offices of the Corporation shall be maintained in Long Island, New York and the Executive shall not be required to relocate outside of Long Island, New York without his consent.

            2.    TERM OF EMPLOYMENT
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            2.1. The term of employment  shall be three years,  commencing  with the date hereof, unless sooner terminated as provided in this Agreement. The initial term of employment and any extension thereof is herein referred to as the "Term."

            2.2. Notwithstanding the provisions of Section 2.1 hereof, the Corporation shall have the right, on written notice to the Executive, to terminate the Executive's employment for

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Reasonable  Cause,  such  termination  to be  effective  as of the date on which notice is given or as of such later date otherwise specified in the notice.

            2.3. For purposes of this Agreement, the term "Reasonable Cause" shall mean any of the following actions by the Executive: (a) failure to comply with any of the material terms of this Agreement, which shall not be cured within 30 days after the Executive's receipt of written notice from the Board of Directors; (b) engagement in gross misconduct injurious to the Corporation or an affiliate of the Corporation, which shall not be cured within 30 days after the Executive's receipt of written notice from the Board of Directors; (c) knowing and willful neglect or refusal to attend to the material duties reasonably assigned to him by the Board of Directors, which shall not be cured within 30 days after the Executive's receipt of written notice from the Board of Directors; (d) intentional misappropriation of property of the Corporation or an affiliate of the Corporation to the Executive's own use; (e) the commission by the Executive of an act of embezzlement; (f) Executive's conviction for a felony or if criminal penalties are imposed on Executive relating to any individual income taxes due and owing by Executive; or (g) Executive's engaging in any activity which would constitute a material conflict of interest with the Corporation which shall not be cured within 30 days after the Executive's receipt of written notice from the Board of Directors. If the provisions contained in subsections (a), (b), (c) or (g) above cannot be cured within 30 days due to the nature of the breach, the cure period shall then be extended for a reasonable period of time; provided, however, the Executive undertakes and continues in good faith to cure the same.

            2.4. If the Executive's employment with the Corporation shall be terminated (a) by the Corporation other than pursuant to Sections 2.2, 4.1 or
4.2 hereof or (b) by the Executive for Good Reason (as defined herein), then the Corporation shall pay to the Executive as severance an amount equal to the product of (1) the lesser of (A) the remaining Term in years plus 1, multiplied by 100% or (B) 299%, multiplied by (2) the last five years' average annual compensation as calculated in accordance with Section 280G of the Internal Revenue Code of

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1986, as amended (the "Code").  All such payments  shall be made within  fifteen days of such termination. In addition, for the balance of the Term following such termination (or for a period of one year following such termination, if greater), the Corporation shall provide the Executive all benefits (including medical coverage) which may be in effect at such time which are generally available to other senior executives of the Corporation or its subsidiaries; provided, however that the Executive shall only be entitled to such payments and benefits as long as he is in compliance with the provisions of Section 5 below, to the extent applicable. Health benefits otherwise receivable by the Executive pursuant to this Section 2.4shall be reduced to the extent comparable benefits are actually available to the Executive during such period from a subsequent Employer. The Executive shall have the right for a period of 30 days after the occurrence of a Good Reason event to terminate this Agreement for Good Reason.

            2.5 For purposes of this Section, "Good Reason" shall mean any of the following, which occurs subsequent to the date of this Agreement:

            (i) a reduction by the Corporation of the Executive's base salary as then in effect, without the Executive's written consent;

            (ii) a relocation or an actual change in the Executive's place of employment outside of Long Island, New York without Executive's prior consent;

            (iii) prior to a Change in Control, failure of the Corporation to continue to maintain the same medical benefit plans covering the Executive as are made available to other senior executives of the Corporation;

            (iv) any material breach by the Corporation of any provision of this Agreement which shall not be cured within 30 days after the Board of Directors' receipt of written notice from the Executive;

            (v) any failure by the Corporation to obtain the assumption of this Agreement by any successor entity.

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            3. COMPENSATION
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            3.1.(a)  The   Corporation   shall   pay  or   cause  Delta  Funding
Corporation to pay to the Executive for the services to be rendered by the Executive hereunder a salary at the rate of $250,000 per annum. The salary shall be payable in equal installments in accordance with the Corporation's normal payroll practices.

                (b)  In  addition,  at  the   discretion  of   the  Compensation
Committee of the Board of Directors (the "Compensation Committee"), after consideration of the Corporation's actual performance relative to its financial and operational objectives for any particular period, and the performance of the Executive, as well as such other factors deemed appropriate by the Compensation Committee in its discretion, the Corporation may also pay the Executive an annual bonus with respect to each fiscal year of the Corporation. Such Bonus, if any, may be paid in cash, in shares of Delta Financial Corporation's Common Stock, par value $.01 per share (the "Common Stock") or in any combination of cash and shares of Common Stock, as determined in the discretion of the Compensation Committee. Nothing herein contained shall, however, obligate the Corporation to pay any annual bonus to the Executive, it being understood that any such bonus shall be in the sole discretion of the Compensation Committee and that the amount thereof, if any, may vary depending upon actual performance of the Corporation and the Executive as determined in the discretion of the Board.

            3.2. The Executive shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, bonus, incentive compensation (including grants of non- qualified stock options under any of Delta's Stock Option Plans, as determined by the Corporation) or other employee benefit plan, if any are adopted, of the Corporation or any subsidiary which may be in effect at any time during the course of his employment by the Corporation and which shall be generally available to the Executive on terms no less favorable than to other senior executives of the Corporation or its subsidiaries. The Corporation agrees to reimburse Executive for all medical costs and expenses incurred by him which are not covered by

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the  Corporation's  group medical  plans,  up to an aggregate  maximum amount of
$100,000 per annum, upon submission of appropriate and itemized documentation.

            3.3. The Corporation agrees to pay the Executive a car allowance of $1,000 per month.

            3.4. The Corporation agrees to reimburse the Executive for all reasonable and necessary business expenses incurred by him on behalf of the Corporation in the course of his duties hereunder upon the presentation by the Executive of appropriate vouchers therefor.

            3.5. The Executive will be entitled each year of this Agreement to a paid vacation of five weeks, no more than half of which can be carried forward to future years.

            3.6. Upon termination of this Agreement for Cause or due to death or incapacity of the Executive (as defined in Section 4.1), the Executive (or his estate) shall be entitled to all unpaid compensation (including pro-rata Bonus) and benefits accrued to the date of termination.

            3.7. The Executive shall not be required to mitigate damages or the amount of any payment provided to him under this Agreement by seeking other employment or otherwise.

            3.8. If the Executive's employment with the Corporation shall be terminated by the Corporation due to death or incapacity of the Executive (as defined in Section 4.1), then, effective upon the date of termination, all stock options and restricted stock held by the Executive beneficially (in trust or otherwise) and/or of record, including, without limitation, all stock options and restricted stock held in trust for the benefit of the Executive in any Key Employee Share Option Plan, or similar plan, as may be established at the Corporation's discretion, shall vest and become immediately exercisable (and in the case of stock options, shall remain exercisable by the Executive or his estate for one year following such termination).

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            4.   INCAPACITY; DEATH
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            4.1. If,  during the  period of  employment  hereunder,  because  of illness or other incapacity, the Executive shall fail for a period of 120 consecutive days, or for shorter periods aggregating more than 120 days during any twelve month period, to render the services contemplated hereunder, then the Corporation, at its option, may terminate the term of employment hereunder, upon not less than 30 days written notice from the Corporation to the Executive, effective on the 30th day after giving of such notice; PROVIDED, HOWEVER, that no such termination will be effective if prior to the 30th day after giving such notice, the Executive's illness or incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder.

            4.2. In the event of the death of the Executive during the term hereof, the employment hereunder shall terminate on the date of death of the Executive.

            4.3. The Corporation (or its designee) shall have the right to obtain for its benefit an appropriate life insurance policy on the life of the Executive, naming the Corporation (or its designee) as the beneficiary. If requested by the Corporation, the Executive agrees to cooperate with the Corporation in obtaining such policy.

            4.4. In the event the employment of Executive is terminated by the Corporation as the result of the death or incapacity of the Executive, the Corporation agrees to make a payment to the Executive (or his estate) within 15 days of such termination equal to the Executive's annual salary in effect as of the date of such termination, plus the average of his annual bonuses over the last three years, less the amount of employer-paid disability insurance received by Executive under his benefit plan.

            5.   OTHER    ACTIVITIES    DURING    EMPLOYMENT;   NON-COMPETITION;
                 ---------------------------------------------------------------
                 SOLICITATION.
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            5.1. The   Executive  shall not  during  the Term of this  Agreement
undertake or engage in other employment, occupation or business enterprise. Subject to compliance with the

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provisions of this Agreement,  the Executive may engage in reasonable activities with respect to personal investments of the Executive.

            5.2. During the Term of this Agreement, and for a period of one year after the Executive leaves the employ of the Corporation, in the event that (a) the Corporation terminates the Executive's employment with the Corporation pursuant to Sections 2.2 or 4.1, or (b) the Executive terminates his employment with the Corporation for any reason other than Good Reason following a Change in Control, then:

                  5.2.1 Neither the Executive nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money, guarantor or consultant, shall be engaged directly or indirectly in any business engaged in by the Corporation, or any subsidiary, in any area where the Corporation, or any subsidiary, conducts such business at any time during this Agreement; provided however, that the foregoing shall not be deemed to prevent the Executive from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), so long as such investment holdings do not, in the aggregate, constitute more than 5% of the voting stock of any company's securities; and

                  5.2.2 The Executive shall not solicit ( or assist or encourage the solicitation of) any employee of the Corporation or any of its subsidiaries or affiliates to work for Executive or for any business, firm corporation or other entity in which the Executive, directly or indirectly, in any capacity described in Section 5.2 hereof, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position.

            5.3. The Executive shall not at any time during this Agreement or after the termination hereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined). Any records of Confidential Information prepared by the Executive or which come into Executive's possession

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during this  Agreement are and remain the property of the  Corporation  and upon termination of Executive's employment all such records and copies thereof shall be either left with or returned to the Corporation.

            5.4 The term "Confidential Information" shall mean information disclosed to the Executive or known, learned, created or observed by him as a consequence of or through his employment by the Corporation, not generally known in the relevant trade or industry, about the Corporation's or any of its subsidiaries' or affiliates' business activities, services and processes, including but not limited to information concerning advertising, sales promotion, publicity, sales data, research, finances, accounting, methods, processes, business plans, broker or correspondent lists and records and potential broker or correspondent lists and records.

            6.    CHANGE IN CONTROL.
                  ------------------

            6.1. For purposes hereof, a "Change in Control" shall be deemed to have occurred if (a) during any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute a majority thereof unless the election, or the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, (b) a person or group of persons acting in concert (as defined in Section 13 (a) of the Exchange Act), other than one or more members of the Miller Family (hereinafter defined), acquires beneficial ownership, within the meaning of Rule 13 (d) (3) of the Rules and Regulations of the United States Securities and Exchange Commission promulgated pursuant to the Exchange Act, of a number of voting shares of the Corporation which constitutes 50% or more of the Corporation's outstanding voting shares, (c) the Corporation is merged, consolidated or reorganized into or with another corporation or another legal entity and, as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the combined voting

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power of the  securities of the  Corporation  entitled to vote  generally in the election of directors of the Corporation immediately prior to such transaction, or (d) the Corporation undergoes a liquidation or dissolution or, in one or more transactions occurring within a consecutive 12-month period, a sale of all or substantially all of the assets of the Corporation. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control.

                  6.1.1. For purposes of this Agreement, the term "Miller Family" shall mean Hugh Miller, Marc E. Miller, Sidney Miller and Lee Miller, any of their respective spouses or lineal descendants, or any trust the beneficial interests of which are held by such persons.

            6.2. If, upon a Change in Control, as defined under Section 6, the Executive's employment with the Corporation is terminated by the Corporation, or the Executive terminates his employment with the Corporation for Good Reason (as defined in Section 2.6), in each case within a twenty-four (24) month period following a Change in Control (each a "Change in Control Termination"), the Executive shall be entitled to the following severance compensation and benefits in lieu of any payments which would otherwise be payable under Section 2.4

                  (a) within 15 days of the date of the Change in Control Termination (the "Change in Control Termination Date"), the Corporation shall pay the Executive all amounts of earned or accrued compensation through the Executive's termination date, including reasonable business expenses;

                  (b) within 15 days of the Change in Control Termination Date, the Corporation shall pay the Executive as severance and in lieu of any further compensation for periods subsequent to the Change in Control Termination Date an amount equal to the product of (1) 299%, multiplied by (2) the last five years' average annual compensation as calculated in accordance with Section 280G of the Code; and

                                       9

                  (c) the Corporation shall continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental, prescription drug and hospitalization coverages and benefits provided to the Executive immediately prior to the Change in Control Termination Date or, if greater, the coverages and benefits generally provided at any time thereafter by the Corporation to its senior officers for the remaining Term of this Agreement following the Change in Control Termination Date. Health benefits otherwise receivable by the Executive pursuant to this Section 6.2 shall be reduced to the extent comparable benefits are actually available to the Executive during such period from a subsequent Employer.

            6.3. Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking employment or otherwise.

            6.4 Upon the  occurrence  of a Change in Control,  all stock options and restricted stock held by the Executive beneficially (in trust or otherwise) and/or of record, including, without limitation, all stock options and restricted stock held in trust for the benefit of the Executive in any Key Employee Share Option Plan, or similar plan, as may be established at the Corporation's discretion, shall vest and become immediately exercisable on the date of the Change in Control (and in the case of stock options, shall remain exercisable by the Executive until the termination date stated in the related stock option certificates).

            6.5. In the event that any payment or benefit received or to be received by Executive in connection with a Change in Control of the Corporation or the termination of Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change in Control or any person affiliated with the corporation or such person) (collectively the "Total Payments") would not be deductible (in whole or in part) as a result of Section 280G of the Code, by the Corporation, an affiliate or other person making such payment or providing such benefit, the payments or benefits shall be so reduced until no portion of the Total Payments is not deductible. Executive shall be entitled to elect which payments or benefits shall be so reduced.

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For  purposes  of this  limitation,  (1) no  portion of the Total  Payments  the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment shall be taken into account, (2) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Corporation and acceptable to the Executive does not constitute a "parachute payment" within the meaning of Section 280G (b) (2) of the Code, and (3) the value of any noncash benefit or deferred payment or benefit included in the Total Payments shall be determined by the Corporation's independent auditors in accordance with the principles of Section 280(d) (3) and
(4) of the Code.

            7. ASSIGNMENT. The Corporation shall require any successor or assign
               -----------
to all or substantially all the assets of the Corporation (whether by merger or by acquisition of stock, assets or otherwise) prior to consummation of any transaction therewith, to expressly assume and agree to perform in writing this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and upon the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Executive.

            8. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and
               -----------------------------
shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 7 hereof.

            9. HEADINGS.  The headings of the sections  hereof are inserted for
               ---------
convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

            10.INTERPRETATION.  In  case  any  one  or  more  of the  provisions
               ---------------
contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable

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provision had never been contained herein. If, moreover,  any one or more of the provisions contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be unenforceable because it is excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

            11.NOTICES.    All notices under this Agreement  shall be in writing
               --------
and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated party to which notice is given, or to such changed address as such party may have fixed by notice given as set forth herein:

            To the Corporation:

            Delta Financial Corporation
            1000 Woodbury Road
            Suite 200
            Woodbury, New York 11797
            Attn: General Counsel

                  And

            To the Executive:

            Sidney A. Miller
            10 Ballantine Lane
            Great Neck, NY 11024

provided, however, that any notice of change of address shall be effective only upon receipt.

            12.WAIVERS. If either party should waive any breach of any provision
               --------
of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

            13.COMPLETE AGREEMENT; AMENDMENTS.   The  foregoing  is  the  entire
               -------------------------------
agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

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            14.EQUITABLE REMEDIES. The  Executive  acknowledges that he has been
               -------------------
employed for his unique talents and that his leaving the employ of the Corporation would seriously hamper the business of the Corporation and that the Corporation will suffer irreparable damage if any provisions of Section 5 hereof are not performed strictly in accordance with their terms or are otherwise breached. The Executive hereby expressly agrees that the Corporation shall be entitled as a matter of right to injunctive or other equitable relief, in addition to all other remedies permitted by law, to prevent a breach or violation by the Executive and to secure enforcement of the provisions of
Section 5. Resort to such equitable relief, however, shall not constitute a waiver or any other rights or remedies, which the Corporation may have.

            15.GOVERNING LAW. This Agreement is to be  governed by and construed
               --------------
in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as the date first above written.

                                          DELTA FINANCIAL CORPORATION
                                          By:/S/ RICHARD BLASS
                                             ----------------------------
                                          Name: Richard Blass
                                          Title: Executive Vice President


                                          /S/ SIDNEY A. MILLER
                                          -------------------------------
                                          SIDNEY A. MILLER



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